EXHIBIT 3.1

(Nevada State Seal)	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

CORONADO INDUSTRIES, INC.

2.	The articles have been amended as follows (provide article numbers, if available):

ARTICLE NO. 1 - The name of the corporation is hereby changed from CORONADO INDUSTRIES INC. to CONTINENTAL FUELS INC.

ARTICLE NO. 2 - The corporation is appointing a new Resident Agent as defined on the attached Resident Agent Change form.

ARTICLE NO. 3 - The authorized shares of the corporation are hereby increased to 1,000,000,000 (one billion) at par value of $0.001 per share.

All of the changes have been approved by a vote representing 85% of the voting shares of the company.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 85%

4. Effective date of filing (optional):	2/15/07 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X /s/ Peter Gelb _____________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007 Revised on: 01/01/07

(Nevada State Seal)	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Of Resident Agent and/or Location of Registered Office	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070112245-84 Filing Date and Time 02/16/2007 10:07 AM Entity Number C18852-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
General instructions for this form:
1.	Complete all fields.
2.	The physical Nevada address of the resident agent must be set forth. PMB’s are not acceptable.
3.	Ensure that document is signed in signature fields.
4.	Include the filing fee of $60.00.
5.	The change below is effective upon the filing of this document with the Secretary of State.

CONTINENTAL FUELS INC. (formerly Coronado Industries Inc.)	C18852-1996
Name of Entity	File Number

Reason for change: (check one)	☒ Change of Resident Agent	☐ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:
INCORP SERVICES INC.
Name
3155 EAST PATRICK LANE - SUITE 1	LAS VEGAS	Nevada	89120-3481
Physical Street Address	City		Zip Code

Mailing Address	City	State	Zip Code

The resident agent and/or location of the registered office is changed to:
INTEGRITY STOCK TRANSFER
Name
2920 N. GREEN VALLEY PKWY - BLDG 5 - SUITE 527	HENDERSON	Nevada	89014
(Mandatory) Physical Street Address	City		Zip Code
P. O. BOX 50784	HENDERSON	NV	89016
(Optional) Mailing Address	City	State	Zip Code

Signature of Officer

For an entity to file this certificate, the signature of one office is required.

X /s/ Peter Gelb	President

Title of Officer

Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X /s/	2/15/2007

Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007 Revised on: 01/01/07

(PROFIT) ANNUAL LIST OF OFFICERS DIRECTORS AND RESIDENT AGENT OF	FILE NUMBER
CONTINENTAL FUELS INC. (formerly CORONADO INDUSTRIES INC.)	C18852-1996
(Name of Corporation)
FOR THE FILING PERIOD OF  10/01/2006 TO 09/30/2007
The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:
INTEGRITY STOCK TRANSFER 2920 N. GREEN VALLEY PARKWAY BUILDING 5 - SUITE 527 HENDERSON, NV 89014	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070112244-73 Filing Date and Time 02/16/2007 10:07 AM Entity Number C18852-1996
A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz
Important: Read instructions before completing and returning this form.
USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
☒   Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)
1.
Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors and all directors must be named. Have an Officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.	If there are additional directors attach a list of them to this form.
3.
Return the completed form with the filing fee. Fee is based upon the current total authorized stock as explained on the Annual List Fee Schedule for Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date hall be deemed am amended list for the previous year.

4.	Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5.
Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30./00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

6.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
7.
Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as a receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE
☒ This corporation is a publicly traded corporation. The Central Index Key number is:			0000859365
☐ This publicly traded corporation is not required to have a Central Index Key number.
NAME	TITLE(S)
PETER GELB	PRESIDENT (OR EQUIVALENT OF)
ADDRESS	CITY	ST	ZIP
16857 E. SAGUARO BLVD.	FOUNTAIN HILLS	AZ	85268

NAME	TITLE(S)
MARCO GUTIERREZ	SECRETARY (OR EQUIVALENT OF)
ADDRESS	CITY	ST	ZIP
16857 E. SAGUARO BLVD.	FOUNTAIN HILLS	AZ	85268

NAME	TITLE(S)
MARCO GUTIERREZ	TREASURER (OR EQUIVALENT OF)
ADDRESS	CITY	ST	ZIP
16857 E. SAGUARO BLVD.	FOUNTAIN HILLS	AZ	85268
NAME	TITLE(S)
DIRECTOR
ADDRESS	CITY	ST	ZIP

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X /s/ Peter Gelb	Title	President	Date	2/15/2007
Signature of Officer